Exhibit 99.3

Upland Medical Group, Inc.

Financial Statements

December 31, 2006, 2005 and 2004

(With Independent Auditors’ Report Thereon)

Upland Medical Group,

A Professional Medical Corporation

Financial Statements

As of December 31, 2006 and 2005, and for each for the three years in the period ended December 31, 2006

Upland Medical Group,

A Professional Medical Corporation

Table of Contents

December 31, 2006, 2005 and 2004

Independent Auditor’s Report

The Board of Directors and Stockholder

Upland Medical Group, A Professional Medical Corporation

We have audited the accompanying balance sheets of Upland Medical Group, A Professional Medical Corporation (Company) as of December 31, 2006 and 2005, and the related statements of operations, stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Upland Medical Group, A Professional Medical Corporation at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.

As more fully described in Note 1 to the financial statements, the Company has various transactions with an affiliated entity.  The amounts of such transactions may not necessarily be indicative of amounts the Company would have incurred had the Company been operated as an unaffiliated entity.

August 16, 2007

Upland Medical Group, A Professional Medical Corporation

Balance Sheets

December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$1,168,950	$1,030,240
Other receivables	140,358	120,694
Prepaid expenses	12,566	16,239
Total current assets	1,321,874	1,167,173

Other assets
Investment in limited partnership	96,537	97,443
Restricted cash	100,000	100,000
Total other assets	196,537	197,443
Total assets	$1,518,411	$1,364,616

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Note Payable - stockholder		$100,000
Accrued expenses	$2,700	3,100
Medical claims payable	930,392	925,738
Due to PMHCA	16,533	4,552
Total current liabilities	949,625	1,033,390

Stockholder’s equity Common stock, no par value Authorized shares - 1,000 Issued and outstanding shares - 100	26,000	26,000
Retained earnings	542,786	305,226
Total stockholder’s equity	568,786	331,226
Total liabilities and stockholder’s equity	$1,518,411	$1,364,616

Upland Medical Group, A Professional Medical Corporation

Statements of Operations

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Managed care revenue	$10,864,034	$9,747,257	$8,881,415

Health care expenses
Capitated expenses	4,839,078	4,467,469	4,315,338
Fee-for-service expenses	4,435,005	3,754,100	3,354,428
Total health care expenses	9,274,083	8,221,569	7,669,766

Operating expenses
Administrative fees to an affiliate	1,307,056	1,169,671	1,065,770
General and administrative expenses	69,935	42,595	33,131
Total operating expenses	1,376,991	1,212,266	1,098,901

Income from operations	212,960	313,422	112,748

Other income (expense)
Interest income (net)	29,006	5,089	606
Partnership loss	(906)	(2,557)	—
Total other income (expense)	28,100	2,532	606

Income before income taxes	241,060	315,954	113,354

Provision for income taxes	3,500	4,800	800

Net income	$237,560	$311,154	$112,554

Upland Medical Group, A Professional Medical Corporation

Statements of Stockholder’s Equity

For the Years Ended December 31, 2006, 2005 and 2004

			(Accumulated
	Common Stock		Deficit) Retained	Total Stockholder’s
	Shares	Amount	Earnings	Equity (Net)

Balance at January 1, 2004	100	26,000	$(118,482)	$(92,482)
Net Income			112,554	112,554
Balance at December 31, 2004	100	26,000	(5,928)	20,072
Net Income			311,154	311,154
Balance at December 31, 2005	100	26,000	305,226	331,226
Net income			237,560	237,560
Balance at December 31, 2006	100	$26,000	$542,786	$568,786

Upland Medical Group, A Professional Medical Corporation

Statements of Cash Flows

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Operating activities
Net income	$237,560	$311,154	$112,554
Partnership loss	906	2,557	—
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Restricted cash	—	—	(100,000)
Other receivables	(19,664)	(120,694)	130,000
Prepaid expenses	3,673	421	(1,888)
Accrued expenses	(400)	3,100	—
Medical claims payable	4,654	290,386	35,352
Due to affiliated company	11,981	(2,997)	(12,325)
Net cash provided by operating activities	238,710	483,927	163,693

Financing activities
Payments on note payable	(100,000)	—	—
Net cash used in financing activities	(100,000)	—	—

Net increase in cash and cash equivalents	138,710	483,927	63,693
Cash and cash equivalents at beginning of year	1,030,240	546,313	482,620
Net increase in cash and cash equivalents	$1,168,950	$1,030,240	$546,313

Supplemental cash flow information
Cash payments for income taxes	$4,740	$1,700	$800
Cash payments for interest	$—	$5,089	$—

1.               Summary of significant accounting policies

Description of current business activities

Upland Medical Group, A Professional Medical Corporation (Company) is a California corporation.  The Company is an independent practice association that delivers health care services to enrolled members of prepaid health care plans in the Inland Empire region of Southern California.  During 2006, 2005 and 2004, the Company serviced an average of approximately 15,000, 14,000 and 14,000 members per month, respectively.  At December 31, 2006, and 2005, the Company had 81 and 82 primary care physicians and 120 and 125 specialist and ancillary providers, respectively.

The Company has various transactions with ProMed Health Care Administrators, Inc. (PMHCA).  The Company and PMHCA are affiliated by common ownership and management.  The amounts of such transactions may not necessarily be indicative of amounts the Company would have incurred had the Company been operated as an unaffiliated entity.

Nonmedical administrative and managerial services, including claims processing, information systems and maintenance of the Company’s financial and accounting records, as well as medical management and contracting, are provided by PMHCA.  The Company pays administrative fees based on a percentage of gross revenues.  The Company has no employees.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

Investment in limited partnership

In October 2004, ProMed Properties, LP (LP) was formed.  The Company invested $100,000 in LP, which represents a 3.8% ownership interest in the profits, losses and capital.  LP acquired a 40,000 square foot office building located in Ontario, California as an investment.  PMHCA currently leases 50% (20,000 square feet) of the office building.

The Company accounts for this investment using the equity method, in which the Company’s share of the net income or loss from LP is directly reflected in the financial statements.  The investment account is adjusted for the Company’s share of the net income or loss and any additional investment in LP.  The net loss of LP allocated to the Company for the years ended December 31, 2006, 2005 and 2004 totaled $906, $2,557 and $0, respecetively.

Reserves for medical claims and health care expenses

Health care costs are recorded in the period the services are provided to the members.  A portion of physician services and a portion of hospital services are provided under contractual agreements on a capitated basis, some of which include a risk-sharing feature.  The risk-sharing feature is designed to encourage a cooperative relationship between the Company and its providers, health plans, and the hospital to control utilization.  If mutually agreed-upon utilization goals are not achieved, the Company bears a level of financial risk as specified in the respective agreements.  The Company’s estimated losses under its risk-sharing arrangements are recorded based upon historical experience and expected trends in claim frequency and severity.

The Company also contracts with physicians and other providers of health care pursuant to discounted fee-for-service arrangements, specialty service arrangements, and out-of-network arrangements, under which providers bill the Company for each individual service provided to enrollees.

These accruals represent claims reported, as well as claims incurred but not reported, and are included in medical claims payable.  The methods for making the estimates and for establishing the resulting reserves are continually reviewed and updated, and any adjustments resulting therefrom are reflected in current operations.  Such estimates are subject to the impact of changes in the regulatory environment and economic conditions.  Given the inherent variability of such estimates, the actual liability could differ significantly from the amounts provided.  While the ultimate amount of claims and the related expenses paid are dependent on future developments, management is of the opinion that the reserves for claims are adequate to cover such claims.

Revenue recognition

Capitation revenue (monthly payments per member) from various health plans are recognized in the month in which the related enrollees are entitled to services.  The agreements with certain health plans also provide for certain incentive payments if the Company achieves or exceeds specified quality of care and utilization levels, which are recognized as revenue when such targets are achieved.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Reinsurance

As a risk-reduction measure, the Company purchases certain stop-loss insurance coverage to limit medical costs.  Premiums for stop-loss insurance are reported as health care costs.  Reinsurance recoverables consist of amounts due to the Company resulting from health care costs, which exceed reinsurance retention levels.

Recoverable amounts related to these policies are recorded when they are determinable and are included as an offset to health care costs in the accompanying statements of operations.  The Company had no reinsurance receivables at December 31, 2006 and 2005.

Income taxes

Income taxes are calculated in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes.”  Under the liability method, deferred tax assets and liabilities are provided for temporary differences between the financial reporting basis and tax reporting basis of the Company’s assets and liabilities.  A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under those provisions, the Company has no federal income tax liability.  Instead, the stockholder is liable for individual income taxes on his respective share of the Company’s taxable income.  California requires a tax payment in the amount of 1.5% of taxable income or $800, whichever is greater.

2.               Concentrations of credit risk

The Company contracts with various health plans to provide certain health care services to their members on a prepaid basis.  All of the Company’s capitation revenue is derived from a limited number of health plan contracts, which extend through various dates.  Three of the health plan contracts accounted for approximately 74%, 83% and 98% of the total capitation revenue during 2006, 2005 and 2004, respectively.

The Company maintains its cash and cash equivalents with primarily one financial institution.  This potentially subjects the Company to concentrations of credit risk related to temporary cash investments that are in excess of the federally insured amounts of $100,000 per account.

3.               Restricted cash

Restricted cash at December 31, 2006 and 2005 was attributable to a certificate of deposit pledged as collateral to a health plan (Beneficiary) that receives services from the Company.  Under the terms of the pledge agreement, the Company is entitled to receive the income generated from the certificate of deposit, but is restricted from using the pledged cash for any purpose until such time as the Beneficiary allows the pledge to be released.

4.               Liability for medical claims payable

Activity in the liability for medical claims payable for the years ended December 31, 2006, 2005 and 2004 is as follows:

	2006	2005	2004

Net balance, beginning of year	$925,738	$635,352	$600,000

Incurred related to:
Current year	4,444,948	3,686,839	3,240,557
Prior years	(207,584)	(156,130)	(88,817)

Total incurred	4,237,364	3,530,709	3,151,740

Paid related to:
Current year	(3,514,556)	(2,819,969)	(2,605,205)
Prior years	(718,154)	(420,354)	(511,183)

Total paid	(4,232,710)	(3,240,323)	(3,116,388)

Net balance, end of year	$930,392	$925,738	$635,352

As a result of favorable medical claims payable experience and settlement of certain medical risk contracts, the provision for medical claims payable and claims adjustment expense (net of any reinsurance recoveries) decreased by $207,584, $156,130 and $88,817 in 2006, 2005 and 2004, respectively.

5.               Related party transactions

The Company has an administrative service agreement with PMHCA.  The initial term of the agreement is seven years with successive one-year extension periods.  The Company may terminate the agreement at any time without cause, if it pays an amount equal to the prior twelve months’ fees.  The Company incurred fees in 2006, 2005 and 2004 from PMHCA of $1,307,056, $1,169,671 and $1,065,770, respectively, representing 12%, 12% and 12%, of revenues respectively.

6.               Commitments and contingent liabilities

Due to the nature of its operations, the Company is exposed to certain medical claims risk.  A major portion of the medical services provided to the Company’s members is performed under contract.  However, the Company regularly incurs costs for services, which are not under contract with providers.  In the event of default or financial problems with a provider, the Company could be liable for a substantial portion of outstanding claims, which could have a material impact on the Company’s financial position or results of operations.

The health care industry is subject to numerous laws and regulations of federal, state and local governments.  Compliance with these laws and regulations can be subject to government review and interpretation, as well as regulatory actions unknown and unasserted at this time.  In recent years, government activity has increased with respect to investigations and allegations concerning possible violations of regulations by health care providers, which could result in the imposition of significant fines and penalties, as well as significant repayments of previously billed and collected revenues for patient services.

The Company insures its professional liability risks with a retrospectively rated insurance policy.  The Company recognizes as an expense the premiums paid to the insurer for the period of coverage.  Professional liability insurance coverage is on a claims-made basis up to $1,000,000 on individual claims and $3,000,000 in aggregate on an annual basis.

7.               Legal matters

The Company is subject to various legal proceedings from time to time as part of its business.  As of December 31, 2006 and 2005, the Company was not currently party to any legal proceedings or threatened legal proceedings.

8.               Subsequent Event (Unaudited)

Effective June 1, 2007, the Company was acquired by Prospect Medical Group, Inc. for total consideration of $4,739,730, comprised of $4,052,469 in cash and 152,386 shares of Prospect Medical Holdings, Inc. common stock valued at $687,261.